Exhibit 2.2

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into on                               , 201[•] (the “Effective Date”), by and among Finishing Brands Holdings Inc., a Minnesota corporation (“Finishing Brands”), Graco Inc., a Minnesota corporation (“Graco”), Gema Switzerland GmbH, a company organized under the laws of Switzerland (“Gema”; and, together with Finishing Brands and Graco, the “Graco Entities”), Carlisle Companies Incorporated, a Delaware corporation (“Carlisle”), and Carlisle Fluid Technologies, Inc., a Delaware corporation (“US Purchaser”; and, together with Carlisle, the “Carlisle Entities”).

BACKGROUND

A.                                    Carlisle, US Purchaser, Graco and Finishing Brands are parties to a certain Asset Purchase Agreement, dated as of October 7, 2014 (the “Purchase Agreement”), and the execution and delivery of this Agreement (which is the Cross License Agreement under and as defined in the Purchase Agreement) is a condition to the consummation of the transactions contemplated by the Purchase Agreement.

B.                                    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

C.                                    One or more of the Graco Entities is, and following the Effective Date shall continue to be, the owner of that Intellectual Property set forth on Exhibit A hereto (the Intellectual Property set forth on Exhibit A hereto being the “Graco Licensed Intellectual Property”).

D.                                    Following the Effective Date and as a result of the consummation of the transactions contemplated by the Purchase Agreement, one or more of the Carlisle Entities shall be the owner of that Intellectual Property set forth on Exhibit B hereto (the Intellectual Property set forth on Exhibit B hereto being the “Carlisle Licensed-Back Intellectual Property”).

E.                                     The Graco Entities desire to license the Graco Licensed Intellectual Property to the Carlisle Entities, and the Carlisle Entities desire to license the Carlisle Licensed-Back Intellectual Property to the Graco Entities, in each case upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the above premises, and the mutual covenants of the parties to be faithfully performed, the parties hereto, intending to be legally bound, agree as follows:

1.                                      DEFINITIONS

In addition to the terms defined above and elsewhere in this Agreement, as used in this Agreement:

1.1                               “Active Category 2 Graco Licensed Intellectual Property” means that Category 2 Graco Licensed Intellectual Property which is identified as Active Category 2 Graco Licensed Intellectual Property on Exhibit A hereto.

1.2                               “Category 1 Graco Licensed Intellectual Property” means that Graco Licensed Intellectual Property which is identified as Category 1 Graco Licensed Intellectual Property on Exhibit A hereto.

1.3                               “Category 2 Graco Licensed Intellectual Property” means that Graco Licensed Intellectual Property which is identified as Category 2 Graco Licensed Intellectual Property on Exhibit A hereto.  Category 2 Graco Licensed Intellectual Property is comprised of Active Category 2 Graco Licensed Intellectual Property and Inactive Category 2 Graco Licensed Intellectual Property.

1.4                               “Inactive Category 2 Graco Licensed Intellectual Property” means that Category 2 Graco Licensed Intellectual Property which is identified as Inactive Category 2 Graco Licensed Intellectual Property on Exhibit A hereto.

1.5                               “Term” shall mean the period from the Effective Date through the date upon which the last patent, including reissues and extensions thereof, included in the Graco Licensed Intellectual Property and the Carlisle Licensed-Back Intellectual Property expires.

In addition, as indicated in the Background, capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement, which defined terms are hereby incorporated by reference herein.

2.                                      LICENSES AND COVENANTS NOT TO SUE

2.1                               Grant of License by the Graco Entities to the Carlisle Entities.

2.1.1                     In consideration for the covenants contained in this Agreement, and in further consideration of the consummation of the transactions contemplated by the Purchase Agreement, the Graco Entities hereby grant to the Carlisle Entities an exclusive (except as to the Graco Entities and any Person(s) to whom or which the Graco Entities license the Category 1 Graco Licensed Intellectual Property for purposes of having any apparatus or method within the scope of the Category 1 Graco Licensed Intellectual Property manufactured on behalf of the Graco Entities), sublicenseable, irrevocable, noncancelable, fully paid-up, royalty-free, worldwide license for the Term (the “Category 1 Graco License”), to use the Category 1 Graco Licensed Intellectual Property to research, develop, make, have made, use, import, export, distribute, offer to sell and sell Liquid Finishing Business Products.  The Category 1 Graco License shall be non-transferable and non-assignable without Graco’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that the Carlisle Entities may, without Graco’s prior written consent, assign or transfer the Category 1 Graco License to another entity within Carlisle’s corporate family or to a purchaser of all or substantially all of the Liquid Finishing Business if, as a condition thereto, the assignee or transferee agrees in writing to be bound by all of the Carlisle Entities’ obligations hereunder in respect of the Category 1 Graco License.

2.1.2                     In further consideration for the covenants contained in this Agreement, and in further consideration of the consummation of the transactions contemplated by the Purchase Agreement, the Graco Entities hereby grant to the Carlisle Entities a non-exclusive, irrevocable, noncancelable, fully paid-up, royalty-free, worldwide license for the Term (the “Category 2 Graco License”) to use the Category 2 Graco Licensed Intellectual Property to research, develop, make, have made, use, import, export, distribute, offer to sell and sell Liquid Finishing Business Products.  The Category 2 Graco License shall be non-transferable and non-assignable without Graco’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that the Carlisle Entities may, without Graco’s prior written consent, assign or transfer the Category 2 Graco License to another entity within Carlisle’s corporate family or to a purchaser of all or substantially all of the Liquid Finishing Business if, as a condition thereto, the assignee or transferee agrees in writing to be bound by all of the Carlisle Entities’ obligations hereunder in respect of the Category 2 Graco License.  The Category 2 Graco License shall be non-sublicensable; provided, however, that the Carlisle Entities may sublicense the Category 2 Graco License for purposes of having a third party manufacture Liquid Finishing Business Products on behalf of the Carlisle Entities, subject to the terms, conditions and limitations of the Category 2 Graco License.

2.1.3                     The Graco Entities shall promptly notify Carlisle of any infringement or potential infringement of the Graco Licensed Intellectual Property that may come to the attention of the Graco Entities, and the Carlisle Entities shall promptly notify Graco of any infringement or potential infringement of the Graco Licensed Intellectual Property that may come to the attention of the Carlisle Entities.  The Carlisle Entities shall have the sole initial right (but not the obligation), at their own expense and sole discretion, to bring any legal action against Persons infringing the Category 1 Graco Licensed Intellectual Property.  The Graco Entities may (but shall not be obligated to), at their own expense and sole discretion, bring any legal action against Persons infringing the Category 1 Graco Licensed Intellectual Property that the Carlisle Entities do not pursue.  The Graco Entities shall have the sole right (but not the obligation), at their own expense and sole discretion, to bring any legal action against Persons infringing the Category 2 Graco Licensed Intellectual Property.  The Carlisle Entities shall not have the right to sue any Person under the Category 2 Graco Licensed Intellectual Property unless consented to in writing by Graco.  If the Graco Entities bring any enforcement action in accordance with this Section 2.1.3, the Graco Entities shall be entitled to the full amount of any settlement or judgment resulting from such enforcement action.  If the Carlisle Entities bring any such enforcement action in accordance with this Section 2.1.3, the Carlisle Entities shall be entitled to the full amount of any settlement or judgment resulting from such enforcement action.  The Graco Entities and the Carlisle Entities agree not to challenge, or to assist any other Person in challenging, the validity or enforceability of any of the Graco Licensed Intellectual Property.

2.1.4                     The parties shall reasonably cooperate with each other in any intellectual property litigation regarding the Graco Licensed Intellectual Property.

2.1.5                     Within sixty (60) days of the Effective Date, Carlisle shall deliver to Graco a writing that identifies (by specific product), to Carlisle’s knowledge after making reasonable inquiry with the Liquid Finishing Business, all Liquid Finishing Business Products in which Active Category 2 Graco Licensed Intellectual Property was used to research, develop, make, have made, use, import, export, distribute, offer to sell and sell such Liquid Finishing Business Products.  In the event that Carlisle from time to time becomes aware of any inaccuracy in such writing following delivery thereof to Graco, Carlisle shall with reasonable promptness notify Graco of such inaccuracy and correct same.  For the avoidance of doubt, the inclusion of any Intellectual Property among the Active Category 2 Graco Licensed Intellectual Property does not constitute a concession by the Graco Entities that such Intellectual Property was used to research, develop, make, have made, use, import, export, distribute, offer to sell or sell any Liquid Finishing Business Product.

2.1.6                     The Graco Entities represent and warrant that: (i) the Graco Entities have the exclusive right to license the Category 1 Graco Licensed Intellectual Property and the Active Category 2 Graco Licensed Intellectual Property to the Carlisle Entities; (ii) the Graco Entities have the necessary rights, powers, and authority to enter into this Agreement; and (iii) this Agreement has been duly and validly executed and delivered by the Graco Entities.  Notwithstanding anything herein to the contrary, the Graco Entities make no representations or warranties with respect to the Inactive Category 2 Graco Licensed Intellectual Property, including, but not limited to, what rights (if any) might be associated with the Inactive Category 2 Graco Licensed Intellectual Property.

2.1.7                     The Graco Entities covenant and agree that the Graco Entities shall, at the Graco Entities’ expense: (a) take such action as is reasonably necessary to prosecute any patent applications included in the Category 1 Graco Licensed Intellectual Property and Active Category 2 Graco Licensed Intellectual Property; and (b) take such action as is reasonably necessary to maintain the validity and enforceability of each issued patent included in the Category 1 Graco Licensed Intellectual Property and Active Category 2 Graco Licensed Intellectual Property (including each issued patent resulting from any patent application included in the Category 1 Graco Licensed Intellectual Property or Active Category 2 Graco Licensed Intellectual Property), including, but not limited to, the payment of all fees and annuities related to each such issued patent.  The Graco Entities’ obligations under this Section 2.1.7 shall, as to each issued patent included in the Category 1 Graco Licensed Intellectual Property and Active Category 2 Graco Licensed Intellectual Property (including any issued patent resulting from any patent application included in the Category 1 Graco Licensed Intellectual Property or Active Category 2 Graco Licensed Intellectual Property), expire upon the expiration of each such patent.

2.2                               Grant of License by the Carlisle Entities to the Graco Entities.

2.2.1                     In consideration for the covenants contained in this Agreement, and in further consideration of the consummation of the transactions contemplated by the Purchase Agreement, the Carlisle Entities hereby grant to the Graco Entities an exclusive (except as to the Carlisle Entities and any Person(s) to whom or which the Carlisle Entities license the Carlisle Licensed-Back Intellectual Property for purposes of having any apparatus or method within the scope of the Carlisle Licensed-Back Intellectual Property manufactured on behalf of the Carlisle Entities), sublicenseable, irrevocable, noncancelable, fully paid-up, royalty-free, worldwide license for the Term (the “Carlisle License-Back”), to use the Carlisle Licensed-Back Intellectual Property to research, develop, make, have made, use, import, export, distribute, offer to sell and sell any powder finishing apparatus or method within the scope of the Carlisle Licensed Back Intellectual Property.  The Carlisle License-Back shall be non-transferable and non-assignable without Carlisle’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that the Graco Entities may, without Carlisle’s prior written consent, assign or transfer the Carlisle License-Back to another entity within Graco’s corporate family or to a purchaser of all or substantially all of the Powder Finishing Business if, as a condition thereto, the assignee or transferee agrees in writing to be bound by all of the Graco Entities’ obligations hereunder in respect of the Carlisle License-Back.

2.2.2                     The Carlisle Entities shall promptly notify Graco of any infringement or potential infringement of the Carlisle Licensed-Back Intellectual Property that may come to the attention of the Carlisle Entities, and the Graco Entities shall promptly notify Carlisle of any infringement or potential infringement of the Carlisle Licensed-Back Intellectual Property that may come to the attention of the Graco Entities.  The Graco Entities shall have the sole initial right (but not the obligation), at their own expense and sole discretion, to bring any legal action against Persons infringing the Carlisle Licensed-Back

Intellectual Property.  The Carlisle Entities may (but shall not be obligated to), at their own expense and sole discretion, bring any legal action against Persons infringing the Carlisle Licensed-Back Intellectual Property that the Graco Entities do not pursue.  If the Graco Entities bring any enforcement action in accordance with this Section 2.2.2, the Graco Entities shall be entitled to the full amount of any settlement or judgment resulting from such enforcement action.  If the Carlisle Entities bring any such enforcement action in accordance with this Section 2.2.2, the Carlisle Entities shall be entitled to the full amount of any settlement or judgment resulting from such enforcement action.  The Carlisle Entities and the Graco Entities agree not to challenge, or to assist any other Person in challenging, the validity or enforceability of any of the Carlisle Licensed-Back Intellectual Property.

2.2.3                     The parties shall reasonably cooperate with each other in any intellectual property litigation regarding the Carlisle Licensed-Back Intellectual Property.

2.2.4                     The Carlisle Entities represent and warrant that: (i) subject to the accuracy of the representations and warranties of Graco contained in the Purchase Agreement, the Carlisle Entities have the exclusive right to license the Carlisle Licensed-Back Intellectual Property to the Graco Entities; (ii) the Carlisle Entities have the necessary rights, powers, and authority to enter into this Agreement; and (iii) this Agreement has been duly and validly executed and delivered by the Carlisle Entities.

2.2.5                     The Carlisle Entities covenant and agree that the Carlisle Entities shall, at the Carlisle Entities’ expense, take such action as is reasonably necessary to maintain the validity and enforceability of each issued patent included in the Carlisle Licensed-Back Intellectual Property, including, but not limited to, the payment of all fees and annuities related to each such issued patent.  The Carlisle Entities’ obligations under this Section 2.2.5 shall, as to each issued patent included in the Carlisle Licensed-Back Intellectual Property, expire upon the expiration of each such patent.

3.                                      SUCCESSORS AND ASSIGNS

3.1                               All rights and obligations of this Agreement shall be binding upon and inure to the benefit of all permitted successors and assigns of each of the parties hereto.

4.                                      MISCELLANEOUS

4.1                               Sublicensing.

4.1.1                     The Carlisle Entities shall be responsible for the performance of all sublicensees of the Category 1 Graco License and the Category 2 Graco License as if such performance were carried out by the Carlisle Entities themselves, regardless as to the terms of any sublicense agreement.  Accordingly, the Carlisle Entities shall be responsible for the performance by any sublicensee of the Category 1 Graco License or the Category 2 Graco License and shall cause any such sublicensee to comply with the provisions of this Agreement in connection with such performance as if any such sublicensee were a party hereto.  Each sublicense agreement in respect of the Category 1 Graco License or the Category 2 Graco License shall name the Graco Entities as third party beneficiaries, and all rights of any sublicenseee of the Category 1 Graco License or the Category 2 Graco License shall terminate when the Carlisle Entities’ rights under the Category 1 Graco License or the Category 2 Graco License, as applicable, terminate.

4.1.2                     The Graco Entities shall be responsible for the performance of all sublicensees of the Carlisle License-Back as if such performance were carried out by the Graco Entities themselves, regardless as to the terms of any sublicense agreement.  Accordingly, the Graco Entities shall be responsible for the performance by any sublicensee of the Carlisle License-Back and shall cause any such sublicensee to comply with the provisions of this Agreement in connection with such performance as if any such sublicensee were a party hereto.  Each sublicense agreement in respect of the Carlisle License-Back shall name the Carlisle Entities as third party beneficiaries, and all rights of any sublicenseee of the Carlisle License-Back shall terminate when the Graco Entities’ rights under the Carlisle License-Back terminate.

4.2                               Non-Agency.  Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Graco Entities, on the one hand, and the Carlisle Entities, on the other hand.  The Graco Entities, on the one hand, and the Carlisle Entities, on the other hand, shall not incur any debts or make any commitments for the other.

4.3                               Entire Agreement, Amendments, and Waivers.  This Agreement (together with the Purchase Agreement) constitutes and contains the entire agreement among the parties relating to the subject matter herein, and supersedes any and all prior negotiations, conversations, correspondence, understandings, and letters respecting the subject matter hereof.  This Agreement may be amended or modified or one or more provisions hereof waived only by a written instrument signed by all of the parties.

4.4                               Execution.  This Agreement will not be binding upon the parties until it has been signed below on behalf of each party by a duly authorized representative.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5                               Severability and Captions.  If one or more provisions of this Agreement are held to be invalid or unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded.  In the event a part or provision of this Agreement is held to be invalid or unenforceable or in conflict with law for any reason, the parties shall replace any invalid part or provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision.  The captions to this Agreement are for convenience only and are to be of no force or effect in construing and interpreting the provisions of this Agreement.

4.6                               Governing Law and Consent to Jurisdiction.  This Agreement shall be governed by and construed under applicable federal law and the laws of the State of Delaware, excluding any conflict of law provisions.  Each party hereto irrevocably consents to the exclusive jurisdiction of any Delaware state or federal court over any suit, action, or proceeding arising out of or relating to this Agreement.

4.7                               Notices.  Any notice required or permitted under this Agreement shall be given in writing and shall be sent via overnight carrier, or via facsimile and regular mail: (i) in the case of the Carlisle Entities, to Carlisle at the address identified pursuant to Section 9.4 of the Purchase Agreement; and (ii) in the case of the Graco Entities, to Graco at the address identified pursuant to Section 9.4 of the Purchase Agreement.

4.8                               Language.  The contract language between the parties shall be English.

IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date first set forth above.

GRACO ENTITIES:	CARLISLE ENTITIES:

GRACO INC.	CARLISLE COMPANIES INCORPORATED

By:	By:
Its:	Its:

FINISHING BRANDS HOLDINGS INC.	CARLISLE FLUID TECHNOLOGIES, INC.

By:	By:
Its:	Its:

GEMA SWITZERLAND GmbH

By:
Its:

EXHIBIT A

Graco Licensed Intellectual Property

The following Graco Licensed Intellectual Property constitutes “Category 1 Graco Licensed Intellectual Property”:

1.              U.S. Patent No. 7,478,763, entitled “Spray Coating Device for Spraying Coating Material, in Particular Coating Powder,” as well as any and all continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts thereof.

2.              Drawing package for RPAA-01.

The following Graco Licensed Intellectual Property constitutes “Category 2 Graco Licensed Intellectual Property,” which is further comprised of “Active Category 2 Graco Licensed Intellectual Property” and “Inactive Category 2 Graco Licensed Intellectual Property”:

Active Category 2 Graco Licensed Intellectual Property

1.              U.S. Patent No. 6,557,789, entitled “Manual Spray Coating Gun,” as well as any and all continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts thereof.

2.              U.S. Patent No. 6,562,138, entitled “Electrode Holder for a Powder Spray Gun,” as well as any and all continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts thereof.

3.              U.S. Patent No. 6,712,291, entitled “Spray Coating Apparatus,” as well as any and all continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts thereof.

4.              U.S. Patent No. 6,935,583, entitled “Coating-Powder Spray Gun,” as well as any and all continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts thereof.

Inactive Category 2 Graco Licensed Intellectual Property

5.              All continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts of U.S. Patent No. 5,686,149, entitled “Spray Device and Method for Powder Coating Material,” which expired or was abandoned prior to the Effective Date.

6.              All continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts of U.S. Patent No. 5,735,958, entitled “Electrostatic Coating System,” which expired or was abandoned prior to the Effective Date.

7.              All continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts of U.S. Patent Application Publication No. 2003/0197078, entitled “Spray Coating Device,” which expired or was abandoned prior to the Effective Date.

EXHIBIT B

Carlisle Licensed-Back Intellectual Property

1.                                      U.S. Patent No. 7,918,409, entitled “Multiple Charging Electrode,” as well as any and all continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts thereof.

2.                                      U. S. Patent No. 8,371,517, entitled “Powder Gun Deflector,” as well as any and all continuations, divisionals, continuations-in-part, reissues, reexaminations, and foreign counterparts thereof.